Exhibit 10.2

Execution Version

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

THIS AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT (the “Agreement”), dated as of November 15, 2012, by and among INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Schedule I hereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) and WELLS FARGO BANK, N.A., as administrative agent (the “Administrative Agent”) for the benefit of itself and the several banks and other financial institutions (the “Lenders”) from time to time party to the Amended and Restated Revolving Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders, the Administrative Agent, Wells Fargo Bank, N.A. as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”) and SunTrust Bank and JPMorgan Chase Bank, N.A., as co-syndication agents (the “Co-Syndication Agents”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall the meanings assigned to such terms in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, the Borrower, certain subsidiaries of the Borrower and the Administrative Agent are parties to that certain Subsidiary Guaranty Agreement (the “Existing Guaranty”), dated as of November 19, 2010 (as in effect immediately prior to the Closing Date (as defined in the Credit Agreement));

WHEREAS, the parties to the Existing Guaranty desire to amend and restate the Existing Guaranty in its entirety to read as set forth herein;

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility in favor of the Borrower;

WHEREAS, as of the date hereof, each of the initial Guarantors is a direct or indirect wholly-owned Domestic Subsidiary which is a Material Subsidiary of the Borrower and will derive substantial benefit from the making of Loans by the Lenders and the issuance of Letters of Credit by the Issuing Bank; and

WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders under the Credit Agreement that each direct and indirect wholly-owned Domestic Subsidiary which is a Material Subsidiary of the Borrower, other than Excluded Subsidiaries, execute and deliver to the Administrative Agent a Subsidiary Guaranty Agreement in the form hereof, and each Guarantor wishes to fulfill said condition precedent;

NOW, THEREFORE, in order to induce Lenders to extend the Loans and the Issuing Bank to issue Letters of Credit and to make the financial accommodations as provided for in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations including, without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (i) and (ii) being collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

Section 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment or protest to, demand of or payment from the other Loan Parties of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise or (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement.

Section 3. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection.

Section 4. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

Section 5. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. The Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be.

Section 6. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of other Loan Parties’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent will not have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 8. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6), the Borrower agrees that in the event a payment shall be made by any Guarantor under this

Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

Section 9. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6) that, in the event a payment shall be made by any other Guarantor under this Agreement and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 8, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof, excluding any Guarantor which has been released from this Agreement in accordance with Section 12 of this Agreement (or, in the case of any Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 9 shall be subrogated to the rights of such Claiming Guarantor under Section 8 to the extent of such payment.

Section 10. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 8 and Section 9 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

Section 11. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct as of the date made or deemed made.

Section 12. Termination. The guarantees made hereunder (i) shall terminate on the Termination Date and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. Notwithstanding the foregoing, the guarantees made hereunder shall terminate as to any individual Guarantor (i) if such Guarantor is not a wholly-owned Domestic Subsidiary that is a Material Subsidiary and has previously executed this Agreement as required pursuant to Section 7.1(k) of the Credit Agreement, but the Borrower has subsequently provided the Administrative Agent notice that (y) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to Section 7.1(i) of the Credit Agreement and Section 7.1(k) of the Credit Agreement is equal to or less than the Subsidiary Debt Basket Amount and (z) no Default or Event of Default has occurred and is continuing, (ii) if at any time a Guarantor ceases to be a wholly-owned Domestic Subsidiary that is a Material Subsidiary and no Event of Default exists, promptly following written notice by the Borrower to the Administrative Agent that such Subsidiary is no longer a Material Subsidiary, or (iii) if all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement. In connection with the foregoing, so long as no Event of Default exists, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments, without representation or recourse, which such Guarantor shall reasonably request from time to time to evidence such termination and release.

Section 13. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 14. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Guarantor on the one hand the and Administrative Agent on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder, under any other Loan Document, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and of the Administrative Agent hereunder and under the other Loan Documents, as applicable, are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

Section 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

Section 16. Severability. Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17. Counterparts; Integration. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 13), and shall become effective as provided in Section 13. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

Section 18. Rules of Interpretation. The rules of interpretation specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement.

Section 19. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in the courts of any jurisdiction.

(c) Each Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Guarantor irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Agreement will affect the right of the Administrative Agent to serve process in any other manner permitted by law.

Section 20. Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 21. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, if any wholly-owned Domestic Subsidiary that is a Material Subsidiary (other than an Excluded Subsidiary) is acquired or formed after the date hereof, such Material Subsidiary is required to enter into this Agreement as a Guarantor upon becoming a wholly-owned Domestic Subsidiary that is a Material Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Material Subsidiary of an instrument in the form of Annex 1, such Material Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 22. Savings Clause.

(a) It is the intent of each Guarantor and the Administrative Agent that each Guarantor’s maximum obligations hereunder shall be, but not in excess of:

(i) in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii) in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(b) The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in Section 22(a)(i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(c) This Section 22 is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 22 as against the Administrative Agent that would not otherwise be available to such Person under the Avoidance Provisions.

Section 23. Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Existing Guaranty and is not, and is not intended by the parties to be, a novation of the Existing Guaranty. All rights and obligations of the parties shall continue in effect, except as otherwise expressly set forth herein. All references in the other Loan Documents to the Existing Guaranty shall be deemed to refer to and mean this Agreement, as the same may be further amended, supplemented and restated from time to time.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AMERICROWN SERVICE CORPORATION
EVENT EQUIPMENT LEASING, LLC
HOMESTEAD-MIAMI SPEEDWAY, LLC
KANSAS SPEEDWAY CORPORATION
MOTORSPORTS ACCEPTANCE CORPORATION

By:	/s/ Daniel W. Houser
	Name:	Daniel W. Houser
	Title:	Treasurer

CALIFORNIA SPEEDWAY CORPORATION
CHICAGO HOLDINGS, INC.
DAYTONA INTERNATIONAL SPEEDWAY, LLC
MICHIGAN INTERNATIONAL SPEEDWAY, INC.
MARTINSVILLE INTERNATIONAL, INC.
THE MOTORSPORTS ALLIANCE, LLC
PHOENIX SPEEDWAY CORP.
RICHMOND INTERNATIONAL RACEWAY, INC.
RACEWAY ASSOCIATES, LLC
TALLADEGA SUPERSPEEDWAY, LLC

By:	/s/ Brett M. Scharback
	Name:	Brett M. Scharback
	Title:	Assistant Secretary

ISC.COM, LLC

By:	/s/ Brett M. Scharback
	Name:	Brett M. Scharback
	Title:	Secretary

INTERNATIONAL SPEEDWAY CORPORATION

By:	/s/ Daniel W. Houser
	Name:	Daniel W. Houser
	Title:	Senior Vice President and Chief
Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT]

WELLS FARGO BANK, N.A., as
Administrative Agent

By:	/s/ John Good
Name: /s/ John Good
Title: AVP

[SIGNATURE PAGE TO AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT]

SCHEDULE I TO THE

SUBSIDIARY GUARANTY AGREEMENT

Guarantor(s)	Address
Americrown Service Corporation	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Chicago Holdings, Inc.	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Daytona International Speedway, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Event Equipment Leasing, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

ISC.COM, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Kansas Speedway Corporation	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Martinsville International, Inc.	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Michigan International Speedway, Inc.	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Motorsports Acceptance Corporation	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Phoenix Speedway Corp.	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Raceway Associates, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Richmond International Raceway, Inc.	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Talladega Superspeedway, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

California Speedway Corporation	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

The Motorsports Alliance, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

Homestead-Miami Speedway, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

ANNEX 1

to

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

SUPPLEMENT NO.     , dated as of                     , to the Amended and Restated Subsidiary Guaranty Agreement, dated as of November 15, 2012 (the “Guaranty Agreement”), among INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Schedule I thereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) and WELLS FARGO BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of November 15, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, N.A., as Administrative Agent, as issuing bank (in such capacity, the “Issuing Bank”) and as swingline lender (in such capacity, the “Swingline Lender”) and SunTrust Bank and JPMorgan Chase Bank, N.A. (the “Co-Syndication Agents”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each wholly-owned Domestic Subsidiary which is a Material Subsidiary (other than an Excluded Subsidiary) that was not in existence, or not a Guarantor is required to enter into the Guaranty Agreement as a Guarantor upon becoming a wholly-owned Domestic Subsidiary which is a Material Subsidiary. Section 7.1(k) of the Credit Agreement permits a Subsidiary to incur Indebtedness not otherwise permitted under any other clause of Section 7.1 of the Credit Agreement so long as each Subsidiary incurring such Indebtedness has entered into the Guaranty Agreement. Section 21 of the Guaranty Agreement provides that additional Material Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

Joinder. In accordance with Section 21 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (i) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

Representations and Warranties. The New Guarantor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and that each of this Supplement and the Guaranty Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Binding Effect. This Supplement shall become effective when it shall have been executed by the New Guarantor and thereafter shall be binding upon the New Guarantor and shall inure to the benefit of the Administrative Agent. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Guaranty Agreement. The New Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Notices to New Guarantor. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

[Signatures Follow]

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:
Address:

WELLS FARGO BANK, N.A., as
Administrative Agent

By:
Name:
Title: